Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation on Form S-3 of our report dated January 22, 2003 (December 12, 2003, as to Note 14), appearing in the Current Report on Form 8-K, filed December 15, 2003, of Union Pacific Corporation and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Omaha, Nebraska

December 15, 2003